As filed with the Securities and Exchange Commission on July 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blue Buffalo Pet Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2047	46-0552933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 River Road

Wilton, CT 06897

(203) 762-9751

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Nathenson

Chief Financial Officer

Blue Buffalo Pet Products, Inc.

Wilton, CT 06897

(203) 762-9751

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth B. Wallach, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Kirk A. Davenport II, Esq. Jason M. Licht, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-204847

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	5,000,000	$20.00(2)	$100,000,000	$11,620

(1)	Includes shares of common stock to be sold upon exercise of the underwriters’ over-allotment option to purchase additional shares.
(2)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-204847), as amended, is hereby registered.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Blue Buffalo Pet Products, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-204847), as amended, which was declared effective by the Commission on July 21, 2015.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204847) filed with the Commission on July 15, 2015)

23.1	Consent of KPMG LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration on Form S-1 (File No. 333-204847) filed with the Commission on June 10, 2015 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilton, State of Connecticut, on the 21st day of July, 2015.

Blue Buffalo Pet Products, Inc.

By:	/s/ Kurt Schmidt
Name: Kurt Schmidt Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of July, 2015.

Signature	Title

*	Chief Executive Officer and Director (Principal Executive Officer)
Kurt Schmidt

*	President and Chief Operating Officer
William W. Bishop, Jr.

*	Executive Vice President, Chief Financial Officer and Treasurer (Principal Finance and Accounting Officer)
Michael Nathenson

*	Chairman and Director
William Bishop

*	Director
Raymond Debbane

*	Director
Philippe Amouyal

*	Director
Evren Bilimer

*	Director
Aflalo Guimaraes

*	Director
Michael A. Eck

*	Director
Frances Frei

*	Director
Amy Schulman

* By:	/s/ Richard MacLean
Name: Richard MacLean Title: Attorney In Fact